EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of BlackSky Technology, Inc. of our report dated May 12, 2021 (October 22, 2021 as to the effects of the restatement to the 2020 and 2019 financial statements discussed in Note 2), relating to the financial statements of Blacksky Holdings, Inc. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP

McLean, VA

October 22, 2021